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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Markel Corporation (formerly Markel Holdings Inc.)
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             (Exact name of registrant as specified in its charter)

       Virginia                             54-1959284
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


 4521 Highwoods Pkwy, Glen Allen, VA                   23060
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 (Address of principal executive offices)              (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     to be so registered                 each class is to be registered

common shares, no par value             New York Stock Exchange
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities act registration statement file number to which this form relates:
333-88609 (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

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                                (Title of class)


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                                (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     The description under "Description of Markel Holdings Capital Stock" in Post Effective Amendment No. 1 to the Registrant's Form S-4 Registration Statement (No. 333-88609) is incorporated herein by reference.

     Pursuant to Rule 12g-3(c) and (d) under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") the Registrant's common shares issued in the merger and scheme of arrangement contemplated by the Agreement and Plan of Merger and Scheme of Arrangement, dated as of August 15, 1999, as amended, between Markel Corporation, a Virginia corporation (now Markel North America, Inc.) and Terra Nova (Bermuda) Holdings Ltd., a Bermuda corporation, are deemed registered under Section 12(b) of the Exchange Act.

     This Form 8-A is being filed in order to permit the Registrant to obtain a Securities and Exchange Commission file number under the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

Item 2.  Exhibits.

     The Securities described herein are registered on the New York Stock Exchange, an exchange on which no other securities of the Registrant are registered. Accordingly, pursuant to Part II to the Instructions as to Exhibits on From 8-A, the following exhibits are filed with each copy of this Registration Statement filed with the New York Stock Exchange, but are not filed with, or incorporated by reference in, copies of this Registration Statement filed with the Securities and Exchange Commission.

1.1 Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities Exchange Commission on March 17, 2000

3.1  Registrant's Articles of Incorporation, as amended

3.2  Registrant's Bylaws

4.1  Specimen certificate evidencing common shares of Registrant

5.1 Markel Corporation's (now Markel North America, Inc.) 1999 Annual Report to Shareholders
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                             MARKEL CORPORATION



                                             By:  /s/ Darrell D. Martin
                                             --------------------------------
                                             Darrell D. Martin
                                             Executive Vice President and
                                             Chief Financial Officer